Exhibit 5.2

SHEARMAN & STERLING LLP

525 Market Street

San Francisco, California 94105

January 22, 2010

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Hansen Medical, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Hansen Medical, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2010, relating to the offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) debt securities of the Company (the “Debt Securities”), (ii) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and/or (iii) warrants to purchase Debt Securities, Common Stock, or any combination thereof, in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering.

Certain terms of the Debt Securities to be issued by the Company will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (collectively, the “Corporate Actions”) in connection with any issuance of Debt Securities. The Debt Securities will be issued pursuant to an indenture (the “Indenture”) in the form filed as Exhibit 4.1 to the Registration Statement, proposed to be entered into by the Company and the trustee thereunder (the “Trustee”), as amended or supplemented from time to time.

In that connection, we have reviewed originals or copies of the:

(a)	The Registration Statement;

(b)	The Prospectus;

(c)	The form of Indenture;

(d)	The amended and restated certificate of incorporation of the Company, as amended through November 21, 2006 as in effect at the date hereof and at all times since November 21, 2006, as certified by an officer of the Company; and

(e)	The amended and restated bylaws of the Company, as amended through February 14, 2007, as in effect at the date hereof and at all times since February 14, 2007, as certified by an officer of the Company.

We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Indenture and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)	That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:

(i)	The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)	The Company (a) has the corporate power to execute, deliver and perform the Indenture, and the Debt Securities, and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture and the Debt Securities.

(iii)	The Company will duly execute and deliver the Indenture and the Debt Securities.

(iv)	The execution, delivery and performance by the Company of the Indenture and the Debt Securities will not:

(A)	contravene its amended and restated certificate of incorporation or amended and restated bylaws;

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)	result in any conflict with or breach of any agreement or document binding on it of which the addressee hereof has knowledge, has received notice or has reason to know.

(v)	Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which the addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Debt Securities, or, if any such authorization, approval, consent, action, notice or filing is required, it will be duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture or the Debt Securities, or the transactions governed by the Indenture and the Debt Securities and for purposes of assumption paragraph (f) above the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture or the Debt Securities, or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Indenture or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that, following the completion of all Corporate Actions and the payment to the Company of full consideration for the Debt Securities by the purchasers thereof,

1.	Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when the Indenture has been duly executed and delivered by the Company, the Indenture will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.	When the Indenture and Debt Securities have been duly executed by the Company and the Debt Securities have been authenticated by the Trustee in accordance with the Indenture, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)	Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

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